As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1223280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

999 Lake Drive

Issaquah, Washington 98027

(425) 313-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Sullivan

Costco Wholesale Corporation

999 Lake Drive

Issaquah, Washington 98027

(425) 313-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew B. Moore

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

PROSPECTUS

Debt Securities

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. This means:

•	we may sell debt securities from time to time;

•	we will provide a prospectus supplement each time we issue the securities; and

•	the prospectus supplement will provide specific information about the terms of that issuance and may add, update or change information contained in this prospectus.

We will provide the specific terms of these securities in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest.

The securities may be sold directly to investors, through agents designated from time to time, or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from the sale also will be set forth in the applicable prospectus supplement.

Investing in our debt securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2023.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell the debt securities at any time and from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information.”

This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information.”

We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus to Costco, the Company, we, us and our are to Costco Wholesale Corporation (together with its subsidiaries) unless the context otherwise provides.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. These reports and other information filed by us are also available free of charge through our website, http://www.costco.com. These reports and other information are also filed by us electronically with the SEC and are available at the SEC’s website, www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the document listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended August 28, 2022;

•	Our Quarterly Report on Form 10-Q for the quarterly periods ended November 20, 2022, February 12, 2023, and May 7, 2023; and

•	Our Current Reports on Form 8-K filed on October 12, 2022, November 9, 2022, January 19, 2023, January 25, 2023, and April 19, 2023.

You may obtain a copy of these filings at no cost by writing or telephoning us at 999 Lake Drive, Issaquah, Washington 98027, telephone (425) 313-8100, attention Investor Relations Department, or through our website, www.costco.com. Information contained on our website does not constitute part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future and may relate to such matters as net sales growth, changes in comparable sales, cannibalization of existing locations by new openings, price or fee changes, earnings performance, earnings per share, stock-based compensation expense, warehouse openings and closures, capital spending, the effect of adopting certain accounting standards, future financial reporting, financing, margins, return on invested capital, strategic direction, expense controls, membership renewal rates, shopping frequency, litigation, and the demand for our products and services. In some cases, forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other factors described in Part I, Item 1A of our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

THE COMPANY

Costco operates membership warehouses based on the concept that offering members low prices on a limited selection of nationally branded and select private-label products in a wide range of merchandise categories will produce high sales volumes and rapid inventory turnover. When combined with the operating efficiencies achieved by volume purchasing, efficient distribution and reduced handling of merchandise in no-frills, self-service warehouse facilities, these volumes and turnover enable Costco to operate profitably at significantly lower gross margins (net sales less merchandise costs) than most other retailers.

At May 7, 2023, Costco operated 852 warehouses worldwide: 586 in the United States (U.S.) located in 46 states, Washington, D.C., and Puerto Rico, 107 in Canada, 40 in Mexico, 32 in Japan, 29 in the United Kingdom (U.K.),

18 in Korea, 14 in Taiwan, 14 in Australia, four in Spain, three in China, two in France, and one each in Iceland, New Zealand, and Sweden. The Company operates e-commerce websites in the U.S., Canada, U.K., Mexico, Korea, Taiwan, Japan, and Australia.

Our principal executive office is located at 999 Lake Drive, Issaquah, Washington 98027 and our telephone number is (425) 313-8100.

RISK FACTORS

Investing in the debt securities involves risks. Before making a decision to invest in the debt securities, you should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes. Examples of general corporate purposes include additions to working capital, repayment of existing debt, repurchase of common stock, and expansion of warehouse, manufacturing and distribution facilities.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (the “Offered Debt Securities”) and the extent, if any, to which these general provisions may apply to the Offered Debt Securities, will be described in the prospectus supplement relating to the Offered Debt Securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

The debt securities will be our general obligations. The debt securities will be issued under a First Supplemental Indenture dated as of March 20, 2002, between Costco and U.S. Bank Trust Company, National Association, as trustee, which we refer to as the “supplemental indenture,” supplement to a Senior Debt Securities Indenture dated as of October 26, 2001, between Costco and the trustee, which we refer to together with the supplemental indenture as the “indenture.”

We have summarized selected provisions of the indenture below. The indenture has been incorporated by reference as an exhibit into the registration statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Accordingly, the following summary is qualified in its entirety by reference to the provisions of the indenture. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the indenture.

General

The indenture does not limit the aggregate principal amount of debt securities which may be issued under the indenture and provides that debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of other indebtedness or debt securities.

Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations. The debt securities will rank equally with all other unsecured and unsubordinated indebtedness of ours.

The debt securities may be issued in fully registered form without coupons (“registered securities”) or in the form of one or more global securities (each a “Global Security”). Registered securities that are book-entry securities will be issued as registered Global Securities. Unless otherwise provided in the prospectus supplement, the debt securities will be only registered securities. The debt securities will be issued, unless otherwise provided in the prospectus supplement, in denominations of $1,000 or an integral multiple thereof for registered securities.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the Offered Debt Securities:

(1)	the title of the Offered Debt Securities;

(2)	the percentage of principal amount at which the Offered Debt Securities will be issued;

(3)	any limit on the aggregate principal amount of the Offered Debt Securities;

(4)	the date or dates on which the Offered Debt Securities will mature and the amount or amounts of any installment of principal payable on such dates;

(5)

the rate or rates (which may be fixed or variable) per year at which the Offered Debt Securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

(6)	the date or dates on which interest, if any, on the Offered Debt Securities will be payable and the regular record dates for the payment dates;

(7)	the terms of any sinking fund and the obligation, if any, of ours to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions;

(8)	the portion of the principal amount of Offered Debt Securities that is payable upon declaration of acceleration of the maturity of the Offered Debt Securities;

(9)

whether the Offered Debt Securities will be issued in registered form without coupons, including temporary and definitive global form, and the circumstances, if any, upon which the Offered Debt Securities may be exchanged for Offered Debt Securities issued in a different form;

(10)

whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for the Global Security or Global Securities;

(11)

whether and under what circumstances we will pay additional amounts to any holder of Offered Debt Securities who is not a United States person in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether we will have the option to redeem rather than pay any additional amounts;

(12)

the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the Offered Debt Securities shall be payable;

(13)

if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

(14)	any authenticating or paying agent, transfer agent or registrar;

(15)

the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets; and

(16)	certain other terms, including our ability to satisfy and discharge our obligations under an indenture with respect to the Offered Debt Securities.

No service charge will be made for any transfer or exchange of the debt securities except for any tax or other governmental charge.

Debt securities of a single series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the indenture. The prospectus supplement for any debt securities issued above par or with an original issue discount will state any applicable material federal income tax consequences and other special considerations.

Exchange, Registration and Transfer

Registered securities (other than book-entry securities) of any series of Offered Debt Securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as provided above, and registered securities (other than book-entry securities) may be presented for registration of transfer (with the form of transfer endorsed thereon duly endorsed), at the office of the Security Registrar or at the office of any transfer agent designated by us for this purpose with respect to any series of debt securities and referred to in the prospectus supplement. No service charge will be charged for the transfer, but any tax or other governmental charge must be paid. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each Place of Payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on, if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see “Global Securities.”

Payment and Paying Agents

Unless otherwise provided in the prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on registered securities will be made in U.S. dollars at the office of such Paying Agent or Paying

Agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as that address shall appear in the Security Register. Unless otherwise provided in a prospectus supplement, payment of any installment of interest on registered securities will be made to the Person in whose name the registered security is registered at the close of business on the Regular Record Date for the interest.

Unless otherwise provided in a prospectus supplement, the Corporate Trust Office of the trustee will be designated as our sole Paying Agent for payments with respect to Offered Debt Securities that are issuable solely as registered securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by us for the Offered Debt Securities will be named in a prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a Paying Agent in each Place of Payment for that series.

All moneys paid by us to a Paying Agent for the payment of principal of (and premium, if any) or interest, if any, on any debt security or coupon that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such debt security or coupon will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part as one or more Global Securities that will be deposited with, or on behalf of, a depositary located in the United States (a “U.S. Depositary”) or a common depositary located outside the United States (a “Common Depositary”) identified in the prospectus supplement relating to the series. Global Securities will be issued in registered form, in either temporary or definitive form.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

Book-Entry Securities

Unless otherwise specified in a prospectus supplement, debt securities which are to be represented by a Global Security to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Security registered in the name of the depositary or its nominee. Upon the issuance of a Global Security in registered form, the U.S. Depositary for the Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the U.S. Depositary for a Global Security in registered form, or its nominee, is the registered owner of the Global Security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the indenture governing the debt securities. Except as set forth below, owners of beneficial interests in these Global Securities will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the indenture.

Payment of principal of (and premium, if any) and interest, if any, on debt securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing the debt securities. Neither we nor any trustee or Paying Agent nor the Security Registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the U.S. Depositary for debt securities of a series, upon receipt of any payment of principal of (and premium, if any) or interest on permanent Global Securities, will credit participants’ accounts on the date the payment is payable in accordance with their respective beneficial interests in the principal amount of the Global Securities as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in the Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

Unless and until it is exchanged in whole for debt securities in definitive form, a Global Security may not be transferred except as a whole by the U.S. Depositary for the Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of the successor. If a U.S. Depositary for debt securities in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities in definitive registered form in exchange for the Global Security or Global Securities representing the debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more Global Securities and, in such event, will issue debt securities in definitive registered form in exchange for the Global Security or Global Securities representing the debt securities. In this instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of debt securities of the series represented by the Global Security equal in principal amount to the beneficial interest and to have the debt securities registered in the name of the owner of the beneficial interest.

Absence of Restrictive Covenants

We are not restricted by the indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on our property for any purpose. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture does not contain provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

The indenture provides that we, without the consent of the holders of any of the outstanding debt securities, may consolidate with or merge into any other corporation or transfer or lease our properties and assets substantially as an entirety to any Person or may permit any corporation to merge into us, provided that:

•	the successor is a corporation organized under the laws of any domestic jurisdiction;

•	the successor, if other than us, assumes our obligations under the indenture and the debt securities issued thereunder;

•

immediately after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

The indenture provides that, upon any consolidation or merger or transfer or lease of our properties and assets substantially as an entirety in accordance with the preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer or lease is made shall be substituted for us with the same effect as if the successor corporation had been named as us. Thereafter, we shall be relieved of the performance and observance of all obligations and covenants of the indenture and the debt securities, including but not limited to the obligation to make payment of the principal of (and premium, if any) and interest, if any, on all the debt securities then outstanding, and we may thereupon or any time thereafter be liquidated and dissolved.

Satisfaction and Discharge

Unless a prospectus supplement provides otherwise, we will be discharged from our obligations under the outstanding debt securities of a series upon satisfaction of the following conditions:

•

we have irrevocably deposited with the trustee either money, or U.S. government obligations together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or a combination of the foregoing which (in the written opinion of independent public accountants delivered to the trustee) will be sufficient to pay and discharge the entire principal of (and premium, if any), and interest, if any, to Stated Maturity or any redemption date on, the outstanding debt securities of the series;

•	we have paid or caused to be paid all other sums payable with respect to the outstanding debt securities of the series;

•	the trustee has received an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent have been complied with; and

•

the trustee has received (a) a ruling directed to us and the trustee from the United States Internal Revenue Service to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to discharge our obligations under the indenture with respect to the series and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred or (b) an opinion of tax counsel to the same effect as the ruling described in clause (a) above and based upon a change in law.

Upon discharge in the manner described above, we will be deemed to have satisfied all the obligations under the indenture, except for obligations with respect to registration of transfer and exchange of the debt securities of such series, and the rights of the holders to receive from deposited funds payment of the principal of (and premium, if any) and interest, if any, on the debt securities of the series.

Modification of the Indenture

The indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding any additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions; provided this action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

The indenture contains provisions permitting us, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of such series, except that no supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

(1)	change the maturity of the principal of, or any installment of principal of or interest on, any of the debt securities;

(2)	reduce the principal amount thereof (or any premium thereon) or the rate of interest, if any, thereon;

(3)	reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity;

(4)	change our obligation to maintain an office or agency in the places and for the purposes required by such indenture;

(5)	impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date;

(6)

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, the indenture; or

(7)	with certain exceptions, to modify the provisions for the waiver of certain defaults and any of the foregoing provisions.

Events of Default

An Event of Default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each indenture to be:

•	failure to pay interest on the series of debt securities for 30 days after payment is due;

•	failure to pay the principal of (or premium, if any) on the series of debt securities when due;

•

failure to perform any other covenant in the indenture that applies to the series of debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•

an event of default under any mortgage, indenture (including the indenture) or other instrument under which any debt of Costco Wholesale Corporation or a Consolidated Subsidiary shall be outstanding, which default shall have resulted in the acceleration of such debt in excess of $25,000,000 in aggregate principal amount, and the acceleration shall not have been rescinded or such debt discharged within a period of 30 days after notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in the series of debt securities.

“Consolidated Subsidiary” is defined in the indenture as every Subsidiary which does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets outside the United States or Canada other than (a) a Subsidiary acquired or organized after the date of the indenture which, prior to the date of acquisition or organization, shall have been classified by resolution of the Board of Directors or Executive Committee of the Board of Directors of Costco Wholesale Corporation as an Unconsolidated Subsidiary unless and until the Board of Directors or Executive Committee of the Board of Directors of Costco Wholesale Corporation shall by resolution reclassify such Subsidiary as a Consolidated Subsidiary; and (b) any Subsidiary of an Unconsolidated Subsidiary; provided, however, that an Unconsolidated Subsidiary shall not be a successor, directly or indirectly, to any Consolidated Subsidiary.

If an Event of Default shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in principal amount of the outstanding debt securities of the series may declare the principal of all of the outstanding notes to be immediately due and payable.

The indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the series; provided that:

•	such direction shall not be in conflict with any rule of law or with the indenture;

•	the trustee may take any other action deemed proper that is not inconsistent with such direction; and

•	the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of debt securities of such series not taking part in such direction.

The indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of such series waive any past default under such indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on any of the debt securities of such series or (2) in respect of a covenant or provision of such indenture which, under the terms of such indenture, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series affected thereby.

The indenture contains provisions entitling the trustee thereunder, subject to the duty of the trustee during an Event of Default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series.

The indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series, the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interests of the holders of the debt securities of such series; and provided, further, that the notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance of any covenant of ours under the indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the debt securities of such series.

We will be required to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under the indenture.

Notices

Notices to holders of registered securities will be given by mail to the addresses of the holders as they appear in the Security Register.

Title

We, the appropriate trustee and any agent of ours or the trustee may treat the registered owner of any registered security (including registered securities in global registered form) as the absolute owner thereof (whether or not the debt security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

New York law will govern the indenture and the debt securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters, or

•	through a combination of any of the above methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions either

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. Any agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth in the prospectus supplement relating to the offering of the securities. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Except as indicated in the applicable prospectus supplement, the debt securities are not expected to be listed on a securities exchange, and any underwriters or dealers will not be obligated to make a market in debt securities. We cannot predict the activity or liquidity of any trading in the debt securities.

LEGAL MATTERS

The legality of the debt securities offered by this prospectus will be passed upon by Perkins Coie LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Costco Wholesale Corporation as of August 28, 2022 and August 29, 2021, and for each of the 52-week periods ended August 28, 2022, August 29, 2021, and August 30, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of August 28, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

Amount to be Paid
SEC registration fee	$	*
Blue Sky expenses		**
FINRA filing fees		**
Transfer agent and registrar fee		**
Printing costs		**
Legal fees and expenses		**
Trustee fees and expenses		**
Accounting expenses		**
Miscellaneous costs		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**	To be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act, and incorporated herein by reference, or reflected in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers

Washington law provides that directors of a corporation shall not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director was a party because of being a director. Washington law provides further that directors may be indemnified against liability incurred in a proceeding to which they are a party because of being a director so long as:

•	the director acted in good faith;

•

the director reasonably believed, in the case of conduct in the director’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

Directors generally may not, however, be indemnified:

•	in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation;

•	in connection with any other proceeding in which the director was adjudged liable for receiving improper personal benefit;

•	for acts or omissions of the director that involve intentional misconduct or knowing violation of law; or

•	for unlawful distributions to shareholders.

Our articles of incorporation, as amended, and our bylaws, as amended, provide that we will indemnify our directors to the fullest extent permitted by law. Our bylaws, as amended, also permit us to secure insurance, at the Company’s expense, on behalf of any officer or director for any expense, liability or loss arising out of his or her actions in connection with his or her services to us, regardless of whether the Washington Business Corporation Act would permit indemnification of such expense, liability or loss.

We have entered into agreements to indemnify our directors and certain of our officers to the fullest extent allowed under Washington law. These agreements provide, among other things, that we will indemnify our directors and certain of our officers for losses, claims, damages, liabilities or expenses (including attorneys’ fees, judgments, fines, penalties, settlements, and other expenses incurred in connection with an indemnifiable proceeding) that the individual party became legally obligated to pay in connection with any claim made by reason of his or her conduct as director, officer, employee or agent of the Company, including any action taken while serving in such a capacity for another enterprise at the Company’s request. We have also obtained directors’ and officers’ liability insurance.

The indemnification provisions in our articles of incorporation, as amended, our bylaws, as amended, and any indemnity agreements we may enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify us, our directors and certain officers and other persons or whereby we agree to indemnify the underwriter or underwriters and its agents.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

ITEM 16.	Exhibits

Exhibit Number	Description

1.1†	Form of Underwriting Agreement with respect to Debt Securities.

4.1†	Form of Senior Debt Security.

4.2	Form of Senior Debt Securities Indenture between Costco Wholesale Corporation and U.S. Bank Trust Company, National Association, as Trustee, dated as of October 26, 2001 (incorporated by reference to Exhibits 4.2 and 4.3 to the Company’s Registration Statement on Form S-3 filed on October 23, 2001, File No. 333-72122).

4.3	First Supplemental Indenture between Costco Wholesale Corporation and U.S. Bank Trust Company, National Association, as Trustee, dated as of March 20, 2002 (incorporated by reference to Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed on March 25, 2002).

4.4	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 on the Company’s Annual Report on Form 10-K filed on October 5, 2022).

4.5	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 on the Company’s Quarterly Report on Form 10-Q filed on June 2, 2022).

4.6	The Registrant will furnish upon request copies of all instruments defining the rights of holders of long-term debt instruments of the Registrant and its consolidated subsidiaries.

5.1	Opinion of Perkins Coie LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

Exhibit Number	Description

24.1	Powers of Attorney (see page II-5).

25.1	Statement of Eligibility of Trustee.

107	Filing Fee Table

†	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

ITEM 17.	Undertakings

The registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on this 1st day of June, 2023.

COSTCO WHOLESALE CORPORATION

By:	/S/ W. CRAIG JELINEK
Name:	W. Craig Jelinek
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the officers and directors of the Registrant whose signature appears below hereby constitutes and appoints Richard A. Galanti and John Sullivan, and each of them severally, his or her true and lawful attorney-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and any new registration statement filed under Rule 462(b) of the Securities Act and amendments thereto, and to file the same, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ W. CRAIG JELINEK W. Craig Jelinek	Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2023

/S/ HAMILTON E. JAMES Hamilton E. James	Chairman of the Board of Directors	June 1, 2023

/S/ RICHARD A. GALANTI Richard A. Galanti	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	June 1, 2023

/S/ DANIEL M. HINES Daniel M. Hines	Senior Vice President and Corporate Controller (Principal Accounting Officer)	June 1, 2023

/S/ RON M. VACHRIS Ron M. Vachris	President, Chief Operating Officer and Director	June 1, 2023

/S/ SUSAN L. DECKER Susan L. Decker	Director	June 1, 2023

/S/ KENNETH D. DENMAN Kenneth D. Denman	Director	June 1, 2023

Signature	Title	Date

/S/ SARAH M. R. JEWELL Sarah M. R. Jewell	Director	June 1, 2023

Charles T. Munger	Director

/S/ JEFFREY S. RAIKES Jeffrey S. Raikes	Director	June 1, 2023

/S/ JOHN W. STANTON John W. Stanton	Director	June 1, 2023

/S/ MARY AGNES WILDEROTTER Mary Agnes Wilderotter	Director	June 1, 2023